Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Roger L. Koenig, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Carrier Access Corporation on Form 10-Q for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Carrier Access Corporation.

		By:	/S/ ROGER L. KOENIG
Date:	November 3, 2006	Name:	Roger L. Koenig
		Title:	Chairman of the Board of Directors, President and Chief Executive Officer

I, Gary Gatchell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Carrier Access Corporation on Form 10-Q for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Carrier Access Corporation.

		By:	/S/ GARY GATCHELL
Date:	November 3, 2006	Name:	Gary Gatchell
		Title:	Executive Vice President and Chief Financial Officer